TERMINATION OF PROMISSORY NOTE

This **TERMINATION OF PROMISSORY NOTE** (this "**Agreement**") is made effective as of April 13, 2021 (the "**Effective Date**"), by and between Oxcion Limited, a corporation incorporated and registered in England and Wales with a company number 06826090 (which was formerly known as Solutions for Start Up Ventures Limited) (the "**Borrower**"), and Corporate Universe, Inc., a Delaware corporation (the "**Lender**").

WHEREAS, the Borrower and the Lender are parties to that certain $100,000 Promissory Note, dated December 11, 2020, and that certain $400,000 Promissory Note, dated January 25, 2021 (collectively, the "**Prior Notes**"), pursuant to which the Borrower promised to pay on demand to the Lender such amount or amounts as may have been loaned to Borrower from Lender from time to time, in lawful money of the United States, with interest on such amount at the rate of ten percent (10%) per annum;

WHEREAS, the Borrower has replaces the sum of all obligations for loans made by Lender to Borrower and cancels the Prior Notes in their entirety;

WHEREAS, the Borrower and Lender have amended, replaced and superseded the Prior Notes in their entirety by an 8% Secured Convertible Promissory Note (the "**Secured Promissory Note**") dated April 13, 2021, with $500,000 of the principal balance, and accrued interest, representing the sum of all obligations for loans made by Borrower to Lender; and

WHEREAS, the Borrower and the Lender desire to terminate the Prior Notes effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Prior Notes are hereby terminated as of the Effective Date, and neither Borrower nor Lender shall have any further obligations or duties thereunder.

2. The Prior Notes have been canceled in their entirety and replaced by the Secured Promissory Note, with $500,000 of the principal balance, and accrued interest, representing the sum of all obligations for loans made by Borrower to Lender.

3. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first set forth above.

BORROWER

OXCION LIMITED, as Borrower

By: Adrian H. Jones
Name: Adrian Jones
Title: Director

LENDER

CORPORATE UNIVERSE, INC., as Lender

By: ______________________
Name: Issac H. Sutton
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first set forth above.

BORROWER

OXCION LIMITED, as Borrower

By: ______________________
Name: Adrian Jones
Title: Director

LENDER

CORPORATE UNIVERSE, INC., as Lender

By: ______________________
Name: Isaac H. Sutton
Title: Chief Executive Officer